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                                                                    Exhibit 10.1

Employment Agreement President James E. Rouse

                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 5th day of October, 2001, by and between Micron Products Inc., a Massachusetts corporation having an office and place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (hereinafter referred to as the "Company") and James E. Rouse, an individual residing at 5 Hickory Drive, Shrewsbury, Massachusetts 01545 (hereinafter referred to as "Employee").

                               W I T N E S S E T H

     WHEREAS, the Company desires that Employee continue to provide services to the Company and Employee desires to continue to render services to the Company; and

     WHEREAS, the parties desire to further the goals of stability and security, both with respect to the Company and with respect to the Employee;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the Company and Employee hereby agree as follows:

     1. Employment. The Company agrees to employ Employee, and Employee agrees to be so employed, in the capacity of President of Micron Products Inc. The term of the employment shall commence as of October 5th, 2001 and terminate on October 5th, 2006. This Agreement shall be renewed for successive one-year terms, unless one party notifies the other in writing within thirty (30) days of the expiration of the then-current term of its intention to terminate the Agreement.

     2. Duties. Employee shall at all times discharge his duties in consultation with and under the supervision of the Company's Board of Directors. The parties have acknowledged that the Company is in a period of transition and that the duties of the Employee may change from time to time.

     3. Time and Efforts. Employee shall conscientiously devote all of his time and attention and best efforts during working hours in the discharging of his duties. It is understood and agreed that Employee's present duties generally require forty (40) hours during each working week and that, on occasion, additional hours may be required to meet the Company's objectives.

     4.   Compensation.

     (a) Base Compensation. As compensation for his services hereunder, the Company shall pay to Employee base compensation at the rate of $100,000 per annum, which base compensation shall be paid to Employee in 52 weekly installments in accordance with the general practice of the Company. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be entitled to an annual review for raises in accordance with then-current Company policy.

     (b) Bonus Compensation and Other Benefits. In addition to his base compensation set forth in Paragraph 4(a) above, Employee shall be entitled to participate in such bonus compensation and benefit plans as the Company may institute from time to time.

     5. Medical and Dental Benefits. The Company agrees to provide to Employee such hospital, surgical, dental and medical benefits and at a cost that is normally provided to its other employees under the Company's group health plans.

     6.   Non-Disclosure of Trade Secrets and Confidential Information.
(a) Employee acknowledges that the Company possesses and will continue to possess and develop information and knowledge that has or will become known to Employee in connection with the development, manufacture and marketing of the Company's products and the financing and administration of the Company. All such information, except such information as is known or becomes known to the public without violation of this Agreement or other restrictions on its use and disclosure, is hereinafter referred to as the "Confidential Information". By way of illustration, but not limitation, the Confidential Information may include trade secrets, manufacturing processes, formulas, data, engineering and manufacturing processes, know-how, improvements, discoveries, strategies, forecasts, projections, proprietary software programs, licenses, prices, costs and supplier lists, and

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includes, such information with respect to the Company's proprietary processes for coating silver/silver chloride plated electrodes which is not in the public domain.

     (b) Any and all writings and other physical embodiments of Confidential Information, including, without limitation, drawings, specifications, recordings media for machine information-processing systems (such as disks, ROMs, and tapes), documentation of all types, contracts, reports, manuals, lists, quotations, proposals, correspondence, notebooks, and samples shall be and remain the exclusive property of the Company.

     (c) At all times, both during his employment by the Company and afterward, Employee will keep in confidence, and will not disclose, any Confidential Information to anyone, and will not transfer the physical embodiment of any Confidential Information to anyone, including employees of the Company, except as authorized by the Company. Employee will use any Confidential Information and any physical embodiment of Confidential Information to which he has access only in the course of his work for the Company and for its benefit and will not appropriate it for the benefit of himself or any third party.

     (d) Employee will return to the Company all physical embodiments of Confidential Information, including any copies, in his possession or under his control, (i) at any time upon the request of the Company, and (ii) without such a request at the termination for any reason of his employment by the Company.

     (e) Employee represents that he has not previously disclosed any information or knowledge that would have fallen within the definition of "Confidential Information", that he has not transferred the physical embodiment of such information or knowledge, and that he has not appropriated such information or knowledge for the benefit of himself or any third party.

     7.   Disclosure and Assignment of Inventions and Works of Authorship.

     (a) Any discovery, invention, improvement, process, formula, or technique, whether or not patentable, that Employee made, may make, conceived, or reduced to practice, either alone or with others, either (i) in the course of performing work for the Company or at the Company's expense, or (ii) that results from tasks assigned to him by the Company, or (iii) whose creation ordinarily would be associated with his then current responsibilities as an employee of the Company (hereinafter "Proprietary Inventions") shall be the exclusive property of the Company, and the Company shall be the owner of any patents and other rights related to Proprietary Inventions. Accordingly, Employee hereby assigns and conveys to the Company all of his right, title, and interest in and to any Proprietary Inventions.

     (b) Employee will promptly disclose to the Company all such Proprietary Inventions and will help the Company, at its expense, obtain and enforce patents or Proprietary Inventions in any countries it selects, and Employee will execute any related documents, including, without limitation, application papers for patents, assignments, affidavits and oaths of facts within his knowledge, and assignment of his right, title and interest in and to Proprietary Inventions and related patent applications and patents to the Company or its designee. Employee will do any other things the Company requests to convey to, or vest in, the Company the rights, titles, benefits, and privileges intended to be conveyed. Employee's obligation under this paragraph shall continue after the termination of his employment, subject to the Company's compensating him at a reasonable rate for time actually spent by him at the Company's request after termination.

     (c) Employee acknowledge that all works of authorship (including, without limitation, works or authorship that contain software program code) that Employee produces during, and within the scope of, his employment by the company, whether they are or are not created on the Company's premises or during hours in which he is supposed to be rendering services to the Company, are works made for hire and are the property of the Company, and that copyrights in those works of authorship are the property of the Company. If for any reason it appears that the Company is not the author of any such works of authorship for copyright purposes, Employee hereby expressly assigns all of his rights in and to that work to the Company and agrees to sign any instrument of specific assignment requested.

     (d) If Employee is identified as an inventor in any application for any United States or foreign patent where the invention (i) is claimed to have been made, conceived, or reduced to practice during the first year after termination of his employment by the Company and (ii) would have been a Proprietary Invention relating to the business of Micron if it occurred before the termination of his employment, then that invention shall be rebuttably presumed to be a Proprietary Invention.

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     (e)  Employee represents that he has not previously disclosed any information or knowledge that would have fallen within the definition of "Confidential Information", that he has not transferred the physical embodiment of such information or knowledge, and that he has not appropriated such information or knowledge for the benefit of himself or any third party.

     8. No Conflicting Agreements. Employee attaches to this Agreement, as Exhibit A, a complete list of any prior agreements with any other person related to intellectual property rights. If no such list is attached to this Agreement, Employee represents that there are no such prior agreements. Employee represents that his performance of all the terms of this Agreement and as an employee of the Company will not breach any other agreement related to intellectual property rights, including any agreement to keeping in confidence Information acquired by him prior to his employment with the Company. Employee has not previously and will not enter into any agreement, either written or oral, in conflict with this Agreement.

     9.   Non-Competition and Non-Solicitation.

     (a) While Employee is employed by the Company, he will not directly or indirectly perform services for or invest in any person, entity or organization competitive with the Company, whether as an individual, owner, partner, stockholder, director, officer, employee, representative or consultant.

     (b) For a period of one (1) year after Employee ceases for any reason to be employed by the Company he will not (i) directly or indirectly, perform services for or invest in any person, entity, or organization competitive with the Company, whether as an individual, owner, partner, stockholder, director, officer, employee, representative or consultant, or (ii) individually, or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade any other employee of or consultant to the Company to leave the services of the Company for any reason. Notwithstanding any expiration of the post-employment prohibitions contained in this paragraph, the other provisions of this Agreement shall continue in full force and effect.

     10.  Termination.

     (a) Termination by the Company for Cause. The company may, at its option, terminate this Agreement by giving written notice of termination to the Employee without prejudice to any other remedy to which the Company may be entitled either at law, in equity or under this Agreement, if Employee:

          (i) shall have committed any material breach of any material provisions or covenants herein, or

          (ii) shall have committed any act of malfeasance or dishonesty against the Company; or

          (iii)  shall have committed any act of gross negligence; or

          (iv) is certified by an independent licensed physician to be alcohol or drug dependent; or

          (v)    engages in any pattern of prolonged unexcused absence.

In the event of the termination of this Agreement prior to the Completion of the term of employment specified herein, for any of the reasons set forth in this Paragraph 10(a), the Company shall send written notice to Employee of such termination and describe in detail the action constituting the act of default or other reason. Employee shall be entitled to the compensation earned prior to the date of termination as provided for in this Agreement, computed pro rata up to and including the date of termination. Employee shall be entitled to no further compensation under this Agreement after the date of termination.

     (b) Termination for Other Specified Causes. This Agreement shall terminate immediately on the occurrence of any one of the following events:

          (i) The occurrence of circumstances that make it impossible or impracticable for the business of the Company to be continued;

          (ii)   The death of Employee;

          (iii)  The loss by Employee of legal capacity; or

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          (iv)   The continued incapacity (due to a cause other than an
                 industrial accident) on the part of Employee to perform his duties for a continuous period of 180 days, unless waived by the Company.

In the event of the termination of this Agreement prior to the completion of the term of employment specified herein, for any of the reasons set forth in this Paragraph 10(b), Employee shall be entitled to the compensation earned prior to the date of termination as provided for in this Agreement, computed pro rata up to and including the date of termination.

     (c) Termination Without Cause by Current Ownership. The Company may terminate this Agreement at any time by giving thirty (30) days' notice to Employee. In that event, the Company shall pay to Employee his compensation for a period of twelve (12) months from the date of termination as provided in paragraph 4(a) above. Employee shall also be entitled, for a period of twelve
(12) months, to all medical and dental benefits to which he would be entitled if he remained in the employ of the Company Employee shall not be entitled to any other severance payment.

     (d) Termination Without Cause by New Ownership. In the event of a sale of all or substantially all of the consolidated assets of the Company or a sale or other transfer of voting securities of the Company which result in the holders of a majority of the Company's voting securities prior to the transaction not holding a majority of the Company's voting securities after such transaction, the Company may terminate this Agreement at any time by giving thirty (30) days' notice to Employee. In that event, the Company shall pay to Employee the greater of his current annual base compensation up to the date of termination or his current annual base compensation for a period of twenty four (24) months. Employee shall also be entitled, for a period of eighteen (18) months, to all medical and dental benefits to which he would be entitled to if he remained in the employ of the Company.

     11. Remedies for Breach. The parties recognize that the services to be performed by Employee are special and unique. Accordingly, if Employee breaches the terms and conditions of this Agreement, or shall threaten a breach of any such terms and conditions, then the Company shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction. The Company may seek to obtain damages for any breach of this Agreement, to enforce its specific performance by Employee, or to obtain injunctive relief, without the necessity of posting a bond, to protect itself from such breach.

     12. Partial Invalidity. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Moreover, in the event that any one or more of the provisions hereof shall be held to be excessively broad as to duration, geographic scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable under the specific circumstances of the particular case. Such holding shall, to the extent possible, not affect the validity or enforceability of any other provision hereof or of this Agreement as a whole. The parties acknowledge that they have closely examined and carefully negotiated the terms of this Agreement, deem such terms fair and adequate and wish them to be preserved.

     13. Notices. Any notice to be delivered under this Agreement shall be deemed sufficiently given if in writing and delivered personally or mailed by certified mail, postage prepaid, to Employee at 5 Hickory Drive, Shrewsbury, MA 01545, and to the Company at 25 Sawyer Passway, Fitchburg, Massachusetts 01420, or to any changed address that either party may designate by like notice. The effective date of such notice shall be its mailing date.

     14. Surviving Clauses. The provisions of Paragraphs 6 (regarding non-disclosure of trade secrets and confidential information) and 7 (regarding disclosure and of inventions and works of authorship) will survive the expiration or termination of this Agreement and will continue in full force and effect.

     15.  Miscellaneous.

     (a) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes any previous oral or written communications, representations, understandings or agreements. Any amendment, modification or waiver of this Agreement shall be effective only if evidenced by a written instrument executed by both parties, and in the case of the Company, upon written authorization of the Company's Board of Directors. Employee's obligations, however, may not be delegated.

     (b) Binding Effect. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, and their respective heirs, successors, assigns, and legal

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representatives. The rights and benefits of the Company under this Agreement shall be transferable and assignable to any business entity with which the Company may merge or to which it may transfer all or a substantial part of its assets, and all the covenants and agreements hereunder shall be binding upon Employee's heirs, executors, administrators and legal representatives.

     (c) Non-Waiver. No delay or omission in enforcing any of the terms or conditions of this Agreement shall be construed as or constitute a waiver thereof or bar thereto; nor shall a waiver on any one occasion be construed as a bar to or waiver of any right or remedy on any future occasion.

     (d) Applicable Law. This Agreement shall be governed by, subject to, and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     (e) Headings. Headings in this Agreement shall not be used to interpret or construe its provisions.

     (f) Arbitration Any dispute arising out of or related to this Agreement shall be settled by arbitration in Boston, Massachusetts, by a panel of three arbitrators and pursuant to the rules and procedures of the American Arbitration Association.

         EXECUTED under seal on the date set forth above.
                                                     MICRON PRODUCTS INC. By

                                                     /s/ E. P. Marinos
                                                     -----------------
                                                     E. P. Marinos
                                                     Chairman of the Board


                                                     /s/ James E. Rouse
                                                     ------------------
                                                     James E. Rouse
                                                     Employee

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